UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, PharmaCyte Biotech, Inc. (the “Company”) held its annual meeting of stockholders for the year ended April 30, 2026 (the “Annual Meeting”) via live webcast. At the Annual Meeting, stockholders of the Company approved an amendment to the Company’s 2022 Equity Incentive Plan to, among other things, increase the number of shares of the Company’s common stock (the “Common Stock”) available for the grant of awards by 2,000,000 shares (as amended, the “2022 Equity Incentive Plan”).

The foregoing description of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 7,387,861 shares of voting stock, or approximately 55.08% of the outstanding shares of stock entitled to vote at the meeting, were represented by proxy or in person, representing a quorum.

At the Annual Meeting, the stockholders of the Company voted as set forth below on five proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2026. The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1. Election of Directors.

The election of five directors, each to hold office until the annual meeting of stockholders for the year ended April 30, 2027, or until each director’s respective successor is elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Joshua N. Silverman	3,563,982	383,306	3,440,576
Jonathan L. Schechter	3,476,106	471,182	3,440,576
Michael M. Abecassis	3,574,494	372,794	3,440,576
Robert Weinstein	3,397,282	550,006	3,440,576
Wayne R. Walker	3,468,492	478,796	3,440,576

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm.

The ratification of the selection by the audit committee of the Company’s board of directors (the “Board”) of CBIZ CPAs P.C. as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2026.

For	Against	Abstain
6,837,442	514,469	35,950

Proposal 3. Approval of Executive Compensation.

The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain
3,306,883	625,080	15,322

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Proposal 4. Approval of Reverse Stock Split.

The approval of an amendment to the Company’s Articles of Incorporation, as amended, to provide the Board the authority, but not the requirement, to effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-1.1 and 1-for-100 (or any number in between).

For	Against	Abstain
5,067,304	2,280,497	40,056

Proposal 5. Approval of Plan Amendment.

The approval of an amendment to the Company’s 2022 Equity Incentive Plan, to, among other things, increase the number of shares available for the grant of awards by 2,000,000 shares.

For	Against	Abstain
3,133,280	804,435	9,572

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan, As Amended
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACYTE BIOTECH, INC.

Date: April 2, 2026

	By:	/s/ Joshua N. Silverman
	Name:	Joshua N. Silverman
	Title:	Chief Executive Officer and President

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